EXHIBIT 4.36
                                                                    ------------

                      EXFO ELECTRO-OPTICAL ENGINEERING INC.

                            DEFERRED SHARE UNIT PLAN

                    FOR THE MEMBERS OF THE BOARD OF DIRECTORS


1.       DEFINITIONS

         For the purpose of this Deferred Share Unit Plan, except as otherwise expressly provided or unless the context otherwise requires:

         "BOARD" means the non-employee members of the Board of Directors of the Corporation or such Committee of the Board composed solely of non-employee members, as the Board may select from time to time to administer this DSUP;

         "BUSINESS DAY" means any day on which banks are open for business in the province of Quebec;

         "CORPORATION" means EXFO Electro-Optical Engineering Inc;

         "DEFERRED REMUNERATION" means, in respect of a Participant, the sum of the Portion as may be elected by such Participant under section 4;

         "DIRECTOR" means a member of the Board who is not an employee of the Corporation and who is entitled to compensation under a resolution of the Board;

         "DSUP" means this Deferred Share Unit Plan for the Directors;

         "ELECTION NOTICE" has the meaning ascribed thereto in section 4.1;

         "PORTION" has the meaning ascribed thereto in section 3.2;

         "OPTIONS" has the meaning ascribed thereto in the Corporation's Long Term Incentive Plan;

         "PARTICIPANT" means any Director participating in the DSUP;

         "REDEMPTION DATE" has the meaning ascribed thereto in section 6.2;

         "REDEMPTION NOTICE" has the meaning ascribed thereto in section 6.2;

         "RSUS" has the meaning ascribed thereto in the Corporation's Long Term Incentive Plan; "SHARE" means a Subordinate Voting Share of the Corporation;

         "TERMINATION DATE" in respect of a Participant means the earliest date on which both of the following conditions are satisfied:

         (i)      the   Participant   has  ceased  to  be  a  director  of  the
                  Corporation by reason of his or her death or retirement or loss of office as a director; and

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         (ii)     he or she is neither an employee nor a member of the board of directors of the Corporation or any person related to the Corporation for the purposes of the INCOME TAX ACT (Canada).

         "TERMINATION NOTICE" has the meaning ascribed thereto in section 4.3;

         "UNITS" means Deferred Share Units that may be granted from time to time to Participants pursuant to the provisions of this DSUP;

         "VALUE OF A UNIT" or "VALUE OF THE UNITS" means, at any particular date, the market value of the Shares at that date, calculated as the greater of the closing prices of the Shares on The Toronto Stock Exchange and the NASDAQ National Market on the last trading day preceding such date or, if the Shares did not trade on such last trading day, the greater of the average, rounded off to the nearest cent, of the bid and ask prices for the Shares on The Toronto Stock Exchange and the NASDAQ National Market at the close of trading on such last trading day preceding such date, subject to adjustments made pursuant to section 5.2 of this DSUP. The closing price of the Shares or, as the case may be, the average of the bid and ask prices of the Shares at the close of trading on the NASDAQ National Market shall be converted into Canadian dollars at the noon buying rate of Federal Reserve Bank of New York on the Grant Date when such conversion is required;

2.       ADMINISTRATION

2.1 This DSUP shall be administered by the Board, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of non-employee directors. The Board is authorized to interpret this DSUP, to establish, amend and rescind any rules and regulations relating to this DSUP, and to make any other determinations that it deems necessary or desirable for the administration of this DSUP. The Board may correct any defect or supply any omission or reconcile any inconsistency in this DSUP in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of this DSUP, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Notwithstanding the foregoing, all actions of the Board shall be such that this DSUP continuously meets the conditions of paragraph 6801(d) of the Regulations under the INCOME TAX ACT (Canada). Neither the Board or any member thereof, nor any officer or employee of the Corporation, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this DSUP, and the members of the Board and the officers and employees of the Corporation shall be entitled to indemnification by the Corporation in respect of any claim, loss, damage or expense (including legal fees and disbursements) arising therefrom to the fullest extent permitted by law. The expenses of administering this DSUP shall be borne by the Corporation.

3.       ELIGIBILITY

         3.1      The   Corporation  is   establishing  a  DSUP  for  Directors
                  beginning from the date of the approval by the shareholders of the Corporation.

         3.2 Each Participant is entitled to receive in the form of units a percentage of the annual board retainer fee payable annually to a Director and may, subject to the conditions set forth herein, elect to receive in the form of Units any percentage, up to 100%, of the annual board retainer fee (the "PORTION").


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4.       ELECTION TO PARTICIPATE

         4.1 Each Participant who elects to participate in the DSUP will be required to file a notice of election, in the form of Schedule A hereto (the "ELECTION NOTICE"), with the Corporation's Secretary before August 1st in each year and for each new Director such Election Notice must be delivered not later than 7 days after the date on which his or her term as a director commenced, indicating the percentage of the Portion payable

                  (a) in the following calendar year for a continuing director and

                  (b) in the current calendar year beginning on the first day of the financial quarter of the Corporation next following the date of receipt by the Corporation of the Election Notice for a new director in respect of which the Participant elects to receive Units.

         4.2 The election of a Participant (who has not filed a Termination Notice in respect of such election) to participate in the DSUP shall be effective for the fiscal year or balance thereof in respect of which it is made and shall be deemed to apply to all fiscal years of the Corporation subsequent to the filing of the Election Notice until and unless a Termination Notice is filed per Section
                  4.3. If no Election Notice is made, and no prior election is deemed effective, the Participant shall be deemed to have elected to be paid 100% of the Portion in Units.

         4.3 Each Participant is entitled, at any time, to terminate such Participant's future participation in the DSUP by filing with the Secretary of the Corporation a notice of termination in the form of Schedule B hereto (the "TERMINATION Notice"). A Participant who has filed a Termination Notice may elect to participate again in the DSUP in respect of any period following the filing of such Termination Notice by filing an Election Notice in accordance with Section 4.1, and so on.

5.       GRANT OF UNITS

         5.1 Participants will be credited for each fiscal year of the Corporation, a number of Units determined on the basis of the amount of Deferred Remuneration payable to such Director in respect of such fiscal year, divided by the Value of a Unit.

         5.2 Participants to whose accounts Units stand credited will be credited with additional Units whenever cash dividends are paid on Shares.

         5.3 In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation's assets to shareholders, or any other change affecting the Shares, including the conversion thereof into shares of another entity upon an amalgamation or reorganization of the Corporation, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change, will be made with respect to the number of Units outstanding under the DSUP.

6.       REDEMPTION OF UNITS

         6.1 Subject to the limitations contained in sections 6.2 to 6.4, Units will be redeemable and the value thereof payable after the Termination Date of a Participant.


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         6.2      In the case where a Participant  ceases to act as a Director, the Participant (or in the case of death, the beneficiary of the Units) may, after the Termination Date, subject to section 6.3, cause the Corporation to redeem the Units by filing a notice of redemption in the form of Schedule C hereto (the "REDEMPTION NOTICE") with the Corporation's Secretary specifying the redemption date, which shall be at least five Business Days following the date on which the Redemption Notice is filed with the Corporation, but no later than December 15 of the first calendar year commencing after the year of the Termination Date (the "REDEMPTION DATE").

                  Within ten Business Days after the Redemption Date but no later than December 31 of the first calendar year commencing after the year of the Termination Date (the "PAYMENT DATE"), the Participant shall receive, at the discretion of the Corporation, in satisfaction of the number of Units credited to his or her account on such date, any of the following:

                  (a) a number of Shares purchased on the open market by the Broker having a Value of the Units, net of any applicable withholdings, equal to the Value of a Unit on the Redemption Date multiplied by the number of Units credited to his or her notional account on the Payment Date, in accordance with the terms of
                           Section 7 hereof,

                  (b) a number of Shares issued by the Corporation equal to the number of Units credited to his or her notional account on the Payment Date,

                  (c)      any combination of clauses (a) and (b).


                  The Corporation will pay all brokerage commissions arising in connection with the purchase of Shares by the Broker on the open market and. A Participant shall not be entitled to require payment of any amount on account of Units credited to such Participant's account prior to his or her Termination Date nor later than the last business day in December of the first calendar year commencing after the Termination Date.

         6.3 If the Participant or his/her beneficiary or legal representative, as the case may be, fails to file a Redemption Notice with the Corporation before the Deadline, the Participant or his/her beneficiary or legal representative, shall be deemed to have filed on the Deadline a Redemption Notice with the Corporation for such Participant's Units specifying December 15 of such year as the Redemption Date.

         6.4 If a Participant dies after ceasing to act as a Director, but before filing a Redemption Notice with the Corporation, sections 6.2 and 6.3 shall apply with such modifications as the circumstances require.

         6.5 A Redemption Notice shall apply to all Units held by the Participant or his/her beneficiary or legal representative, as the case may be, at the time it is filed.

7.       PURCHASE OF SHARES ON THE OPEN MARKET

         7.1 Purchase of Shares pursuant to Section 6 hereof shall be made on the open market by a broker independent from the Corporation and who is a member of The Toronto Stock Exchange or NASDAQ National Market or if the Shares are no longer listed or traded on The Toronto Stock Exchange or NASDAQ


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

                  National Market or both, then of such other stock exchange or quotation service as the Board may determine constitutes the principal market for the Shares (the "Broker"). Any such designation may be changed from time to time. Upon designation of a broker or at any time thereafter, the Corporation may elect to provide the Broker with a letter of agreement to be executed by the Broker and entered into with the Participant and to which the Corporation would also be a party, setting forth, inter alia, (i) the Broker's concurrence to being so designated, to acting for the Participant's account in accordance with customary usage of the trade with a view to obtaining the best share price for the Participant and to delivering to the Participant or his or her representative the share certificate for the Shares purchased upon payment by the Corporation of the purchase price and the related reasonable brokerage commissions, and
                  (ii) the Corporation's agreement to notify the Broker of the number of Shares to be purchased and to pay the purchase price and the related reasonable brokerage commissions, provided however that no terms of such letter agreement shall have the effect of making the Broker or deeming the broker to be an affiliate of (or not independent from) the Corporation for purposes of any applicable corporate, securities or stock exchange requirement.

         7.2 Prior to 11:00 a.m. (Montreal time) on the Payment Date, the Corporation shall notify the Broker as to the number of Shares to be purchased by the Broker on behalf of the Participant on the open market. As soon as practicable thereafter, the Broker shall purchase on the open market the number of Shares which the Corporation has requested the Broker to purchase and shall notify the Participant and the Corporation of (a) the aggregate purchase price ("AGGREGATE PURCHASE PRICE") of the Shares, (b) the purchase price per Share or, if the Shares were purchased at different prices, the average purchase price (computed on a weighted average basis) per Share, (c) the amount of any related reasonable brokerage commissions and (d) the settlement date for the purchase of the Shares. On the settlement date, upon payment of the Aggregate Purchase Price and related reasonable commissions by the Corporation, the Broker shall deliver to the Participant or to his or her representative the certificate representing the Shares. No settlement date shall be after the last business day in December of the first calendar year commencing after the Termination Date.

         7.3 The Units, that may be delivered under this DSUP, have not been registered under the U.S. Securities Act of 1933, as amended, as of the effective date of this DSUP and the Corporation has no obligation to register such units.

8.       SHARES SUBJECT TO THIS DEFERRED SHARE UNIT PLAN

         8.1 The total number of Shares that may be issued under this DSUP shall not exceed 6,306,153 Shares of the Corporation, including such Shares that may be issued under the Long Term Incentive Plan of the Corporation, subject to the adjustment under Section 9, and no Participant shall hold in total Options, RSUs and Units which may be redeemed for more than 5% of the number of Shares issued and outstanding from time to time.

                  For greater clarity, the issuance of Shares under this DSUP shall be subject to the following:

                  (i) the number of Shares reserved for issuance pursuant to Options, RSUs and Units granted to insiders of the Corporation shall not exceed 10% of the total issued and outstanding Shares;


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

                  (ii) the issuance to insiders, within a one-year period, of a number of Options, RSUs and Units shall not exceed 10% of the total issued and outstanding Shares; and

                  (iii) the issuance to any one insider and such insider's associates, within a one-year period, of a number of Options, RSUs and Units shall not exceed 5% of the total issued and outstanding Shares.

9.       ADJUSTMENTS AND REORGANIZATIONS

         9.1 In the event of any change in the number of outstanding Shares of the Corporation by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of Shares or other similar change, subject to the prior approval of the competent regulatory authorities, an equitable adjustment shall be made by the Board in the maximum number or kind of Shares issuable under this DSUP. Such adjustment will be definitive and mandatory for the purposes of this DSUP.

10.      AMENDMENT OR TERMINATION OF THE DSUP

         10.1 The DSUP may be amended or terminated (including without limitation to suspend or limit the right of a Participant to elect to participate in the DSUP) at any time and from time to time by the Board, with the prior approval of the competent regulatory authorities, provided that any such amendment or termination does not in any way infringe upon any rights of Participants in respect of Units previously credited to the account of Participants.

11.      GENERAL

         11.1 The DSUP will be administered by the Board or, if determined by the Board, by a committee of the Board, and all costs related to the implementation and administration of the DSUP will be paid by the Corporation.

         11.2 A Participant may not sell, assign or otherwise dispose of Units or any rights in respect thereof, except by will or other testamentary document or according to the laws respecting the devolution and allotment of estates.

         11.3 Unless otherwise determined by the Board, no funds will be set aside to guarantee the payment of the Units and future payment of Units will remain an unfunded liability recorded on the books of the Corporation.

         11.4     This Plan will be effective as of January 12, 2005.



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                                   SCHEDULE A


                                Election Notice

                     EXFO ELECTRO-OPTICAL ENGINEERING INC.

       DEFERRED SHARE UNIT PLAN FOR THE MEMBERS OF THE BOARD OF DIRECTORS
                 (THE "DEFERRED SHARE UNIT PLAN" OR THE "PLAN")

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NOTE:    ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE
         MEANING ASCRIBED THERETO IN THE DEFERRED SHARE UNIT PLAN.
-------------------------------------------------------------------------------

PLEASE TICK THE APPROPRIATE BOX AND COMPLETE AS APPROPRIATE:

[_] I hereby elect to participate in the Corporation's Deferred Share Unit Plan and my elected percentage is ________%.

[ ] I hereby elect not to participate in the Corporation's Deferred Share Unit Plan.

I CONFIRM THAT:

I have received and reviewed a copy of the Deferred Share Unit Plan and agree to be bound by it. I understand that I will not be able to cause the Corporation to redeem Units until I cease to act as a Director.

I recognize that, when Units credited pursuant to this election are redeemed in accordance with the terms of the Deferred Share Unit Plan after I cease to be a Director, income tax and other withholdings will arise at that time. Upon redemption of Units, the Corporation will make the appropriate withholdings as required by law at that time. These may include deductions at source on account of federal and provincial income taxes, Canada Pension Plan, Quebec Pension Plan, Quebec Health Insurance Plan, etc. and, with respect to U.S. residents, on account of applicable federal, state and local taxes.

I will respect any applicable limitation imposed by the Corporation's insider trading policies and any applicable laws and regulations regarding insider trading.

THE FOREGOING INCLUDES A BRIEF OUTLINE OF CERTAIN KEY PROVISIONS OF THE DEFERRED SHARE UNIT PLAN. FOR MORE COMPLETE INFORMATION, REFERENCE SHOULD BE MADE TO THE TEXT OF THE DEFERRED SHARE UNIT PLAN.


-------------------------------         ---------------------------------------
Date                                          (Signature of Participant)



                                        ---------------------------------------
                                         (Name of Participant in Block Letters)

                                   SCHEDULE B


                               Termination Notice


                     EXFO ELECTRO-OPTICAL ENGINEERING INC.


       DEFERRED SHARE UNIT PLAN FOR THE MEMBERS OF THE BOARD OF DIRECTORS
                        (THE "DEFERRED SHARE UNIT PLAN")


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NOTE:    ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE
         MEANING ASCRIBED THERETO IN THE DEFERRED SHARE UNIT PLAN.
-------------------------------------------------------------------------------

I hereby advise the Corporation that I wish to terminate my participation in the Deferred Share Unit Plan. I understand that my participation in the Deferred Share Unit Plan shall be terminated as of and from the first fiscal year of the Corporation following the filing of this Termination Notice. Any Units credited to my account shall remain in such account and will be redeemable only in accordance with the terms of the Deferred Share Unit Plan.




-------------------------------         ---------------------------------------
Date                                          (Signature of Participant)



                                        ---------------------------------------
                                         (Name of Participant in Block Letters)

                                   SCHEDULE C


                               Redemption Notice


                     EXFO ELECTRO-OPTICAL ENGINEERING INC.


       DEFERRED SHARE UNIT PLAN FOR THE MEMBERS OF THE BOARD OF DIRECTORS
                        (THE "DEFERRED SHARE UNIT PLAN")


-------------------------------------------------------------------------------
NOTE: ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED THERETO IN THE DEFERRED SHARE UNIT PLAN.
-------------------------------------------------------------------------------

I hereby advise the Corporation that I wish the Corporation to redeem all the Units credited to my account under the Deferred Share Unit Plan on (INSERT REDEMPTION DATE, WHICH SHALL BE AT LEAST FIVE (5) BUSINESS DAYS FOLLOWING THE DATE ON WHICH SUCH REDEMPTION NOTICE IS FILED WITH THE CORPORATION but no later than December 15 of the first calendar year commencing after the year of the Termination Date).



-------------------------------         ---------------------------------------
Date                                          (Signature of Participant)


                                        ---------------------------------------
                                         (Name of Participant in Block Letters)